Exhibit (D)(1)(B)

Form of Eligible Warrant: Common Stock Purchase Warrant issued with Unsecured Convertible Promissory

Note in 2011 Private Placement

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TILE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

STANDARD GOLD, INC.

Warrant No.: _____________	Date: ______________

THIS CERTIFIES THAT, for value received, ________________ (Name), or his successors or assigns (collectively, the "Holder"), is entitled to subscribe and purchase from Standard Gold, Inc. (the "Corporation"), ________________(Number) fully paid and nonassessable shares (the "Shares") of the Corporation's common stock, par value $.001 per share (the "Common Stock"), at an exercise price of Fifty Cents ($0.50) per Share (the "Warrant Exercise Price"), subject to adjustment as herein provided. This Warrant shall be exercisable from and after the date of this Warrant, and shall remain exercisable up to and including 5:00 p.m. Minneapolis, Minnesota, until _________________(Maturity Date), at which time all of Holder's rights hereunder shall expire.

This Warrant is subject to the following provisions, terms and conditions:

1.           Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation's principal office in Minneapolis, Minnesota, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation at any time within the period above named), and upon payment to it by cash, certified check or bank draft or electronic wire transfer. The Corporation agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after the rights represented by this Warrant shall have been so exercised, and provided that it is prior to the Termination Date, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

2.           Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a)          Until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary.

(b)          This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c)          The Warrant may not be transferred, and the Shares issuable upon exercise of this Warrant, may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel.

(d)          Neither the issuance of this Warrant nor the issuance of the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

3.           Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Corporation covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

4.           Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and number of Shares are subject to the following adjustments:

(a)          Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation's capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, "Common Stock Equivalents") shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Warrant Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Warrant Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with the any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

(b)          Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Warrant Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Warrant Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Warrant Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Warrant Exercise Price.

(c)          Notice of Adjustment. Upon any adjustment of the Warrant Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within 30 days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to each Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Warrant Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

(d)          Effect of Reorganizations Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation's capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 4(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability Corporation, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability Corporation, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation's capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then the Corporation shall use its best efforts to ensure that, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity (or, as applicable, a parent corporation of such successor entity) resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation's board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

5.           Limitation of Exercise of Warrant. Notwithstanding anything to the contrary herein, Holder may not exercise all or any portion of this Warrant during the time period and to the extent that the shares of Common Stock that Holder could acquire upon such exercise would cause the Beneficial Ownership (as defined below) of Common Stock held by Holder and its affiliates to exceed 9.99%. The parties shall compute "Beneficial Ownership" of Common Stock in accordance with Rule I3d-3 under the Securities Exchange Act of 1934, as amended. Holder will, at the request of the Corporation, from time to time, notify the Corporation of Holder's computation of Holder's Beneficial Ownership. By written notice to Corporation, Holder may waive the provisions of this Section 5, but any such waiver will not be effective until the 61st day after delivery thereof. Nothing herein shall preclude Holder or its affiliates from disposing of a sufficient number of other shares of Common Stock beneficially owned by Holder or its affiliates so as to thereafter permit the exercise of all or any portion of this Warrant.

6.           No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

7.           Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

8.           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its conflicts-of-law provisions.

9.           Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

10.         Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

11.         Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

12.         Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation's records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to Standard Gold, Inc., c/o Mark D. Dacko, 900 IDS Center, 80 South Eight Street, Minneapolis, MN 55402-8773, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

STANDARD GOLD, INC.

By:
MARK D. DACKO
Chief Financial Officer

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

THE, UNDERSIGNED, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________________________ shares of common stock of Standard Gold, Inc. (the "Shares") to which such Warrant relates, herewith makes payment of $ ___________________________________ therefor in cash, certified check or bank draft or electronic wire transfer, and hereby requests that a certificate evidencing the Shares be delivered to _________________________________________ , the address of whom is set forth below the signature of the undersigned:

Dated:
(Signature)

(Printed Name and Title)

(Address)

(Address)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto ____________________________________ the right to purchase shares of common stock of Standard Gold, Inc. (the "Corporation") to which the Warrant referenced below relates, and hereby appoints _________________________________________ as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:
(Signature)

(Printed Name and Title)

(Address)

(Address)